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                                                                 Exhibit 10.25

                           CONVERTIBLE PROMISSORY NOTE


NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Portland, Oregon   Issuance Date: February 22, 1998  US$1,500,000.00

                           BLOWOUT ENTERTAINMENT, INC.

                           Convertible Promissory Note
                           ---------------------------

BLOWOUT ENTERTAINMENT, INC., a Delaware corporation (together with its successors, the "Company"), for value received, hereby promises to pay to the order of CULTURE CONVENIENCE CLUB CO., LTD., of Osaka, Japan and its permitted registered assigns (herein referred to as a "Holder") the principal sum of One Million Five Hundred Thousand and no/100 Dollars (US$1,500,000.00) or so much thereof as shall have been funded by wire transfer of immediately available funds to the Holder's account (the "Bank Account") at such bank in the United States as may be specified in writing by the Holder to the Company, together with interest on the principal amount of this Note outstanding from time to time, as hereinafter provided. If no Bank Account shall be so designated, payment shall be made at the address of the Holder as indicated in the Register (as hereinafter defined).

Subject to the terms and provisions of this Note, the unpaid principal sum of, an accrued but unpaid interest on, this Note shall be due and payable on December 1, 2004 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal render for the payment of public and private debts.

Interest on the principal sum of this Note shall accrue at the rate of 7% per annum commencing the date hereof. Interest on the principal sum of this Note outstanding from time to time shall be payable monthly, in arrears, on the first day of each month (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with the first Interest Payment Date of January 1, 2000. Interest on this Note shall be calculated on the basis of a 365-day year and paid for the actual number of days elapsed. Interest shall be paid by wire transfer of immediately available funds to the Bank Account.


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The principal balance of this Note shall be repaid, and any accrued but unpaid interest accumulated in accordance with the terms of this Note shall be paid, in sixty (60) equal monthly installments commencing on January 1, 2000 and continuing through and including December 1, 2004.

The Company shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered Holder of the Note and all transfers of the Note. The ownership of the Note shall be proven by the Register.

              1. Conversion by Holder. At any time after the full funding of this Note and on or before the Maturity Date, the Holder may, at its sole option and by written notice to the Company, convert this Note into that number of shares of Common Stock, par value $0.01 per share of the Company ("Common Stock") having a value equal to the then outstanding principal amount of, and accrued but unpaid interest on, the Note, with such value determined using a conversion price of $ One US Dollars (US$1.00) per share rounded to the nearest whole share; provided, however, that in no event shall more than Four Hundred Eighty Four Thousand One Hundred Sixty Seven (484,167) shares of Common Stock (as adjusted by section 2 of this Note ) be issued upon conversion of the Note. In the event of less than all of the Note is being converted into shares of Common Stock, the principal amount of the Note deemed to be repaid by the issuance of shares of Common Stock shall be deemed to be the number of shares of Common Stock issued upon conversion multiplied by the conversion price and such amount shall be deemed to be a repayment of the principal balance of this Note and shall be applied to the next due installments of principal.

              2. Anti-Dilution Provision In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (including any subdivision, combination or stock dividend, or any reclassification, capital reorganization or other change that results from a merger, consolidation or other change in control of the Company), then as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to Holder, so that Holder shall have the right at any time prior to the payment of this Note to receive, at a total price equal to the balance payable upon the conversion of this Note immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable in connection with such reclassification, reorganization or change by a shareholder of the Company holding the same number of shares of Common Stock as were issuable to Holder immediately prior to such reclassification, reorganization or change had holder converted this Note into shares of Common Stock of the Company. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon conversion hereof, and

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appropriate adjustments shall be made to the conversion price, provided the aggregate amount payable with respect to the Note shall remain the same. The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the conversion of this Note for the full number of shares issuable upon such conversion. The Company further covenants that such shares, when issued pursuant to the conversion of this Note, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

              3. Prepayment. At any time prior to the Maturity Date, upon not less than thirty (30) Business Days written notice to Holder, the Company may prepay this Note in whole or in part, in cash without penalty or premium; provided, however, that the Holder may, at his sole option and by written notice to the Company, before the prepayment date specified in such notice convert this
Note into shares of Common Stock as provided in Section 1 above.

              4. Rights Upon Conversion. If this Note shall be converted into Common Stock or prepaid, the amount of interest not converted under Section 1 above will be due and payable concurrently with any such conversion or prepayment. All elections by Holder to convert this Note shall be made in writing and shall be irrevocable. From and after the date for conversion, if any, given in such elections, this Note shall evidence only the right to receive, upon deliver of this Note to Company, Common Stock. In the event of a conversion of less than the entire amount of then outstanding principal of Note, the Company shall issue to Holder, a new note for the remaining unpaid principal balance thereof.

              5. Events of Default.

              a. Event of Default Defined; Acceleration of Maturity; Waiver of Default. Each of the following constitutes an Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  i. default by the Company in the payment of all or any part of the principal or unpaid accrued interest on the Note as and when the same shall become due and payable at the Maturity Date, by declaration or otherwise; or



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                  ii.   default by the Company in the payment of any installment
                        of principal or of interest upon the Note as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days following notice of non-payment from the Holder; or

                  iii. failure on the part of the Company duly to observe or perform any other of the covenants or agreements contained in the Notes if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given either by registered or certified mail, return receipt requested, or by telecopy to the Company by the Holder at the address or telecopy number, as the case may be, of the Company; or

                  iv. the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  v. any involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property,



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                        and such involuntary case or other proceeding shall
                        remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

In case one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than under clauses (iv) and (v)), unless the principal of the Notes shall have already become due and payable, the Holder, by notice in writing to the Company, may declare the entire unpaid principal amount of the Note together with accrued interest thereon to be, and upon the Company's receipt of such notice the entire unpaid principal amount of the Note together with accrued interest thereon shall become, immediately due and payable. If an Event of Default specified in clauses (iv) or (v) above occurs, the principal of and accrued interest on the Note will be immediately due and payable without any declaration or other act on the part of the Holder.

              b. Delay or Omission Not Waiver Default. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

              6. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of Oregon, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

              7. Binding Effect. The Holder by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.

              8. Costs and Expenses; Indemnification.

              (a) Costs and Expenses. The Company agrees to pay within five days after demand, whether or not the transactions contemplated hereby shall be consummated, the reasonable out-of-pocket costs and expenses of the Holder in connection with (i) the negotiation, preparation, execution, delivery and administration of this Note and the related Tri-Party Agreement dated as of February 22, 1998, among the Company, the Holder and Rentrak Corporation (which Agreement together with



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this Note are referred to herein as the "Loan Documents"), any amendments, modifications or waivers of the terms thereof, and any Default hereunder (excluding the fees and disbursements of counsel to the Holder); and (ii) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents and any out-of-court workout or other refinancing or restructuring or any bankruptcy case.

              (b) Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Company hereby agrees to indemnify the Holder and its officers, directors and affiliates (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loan, the transactions contemplated hereby or thereby, or (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date of issuance set forth above.

                                          BLOWOUT ENTERTAINMENT, INC.

                                          By:
                                             Name:  /s/ STEVE BERNS
                                                   ------------------------
                                             Title: PRESIDENT & CEO
                                                   ------------------------

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